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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 19, 2006

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 19, 2006, at the Annual Meeting of Stockholders of Arotech Corporation (the “Registrant”), the stockholders of the Registrant voted on the following proposals with the following results:

1. Fixing the number of Class I Directors at two:
Votes For	Votes Withheld	Abstentions	Shares Not Voting
87,801,315	8,345,370	0	0

2. Election of Class I Directors:
	Votes For	Votes Withheld	Abstentions	Shares Not Voting
Dr. Jay M. Eastman	87,801,315	8,345,370	0	0
Steven Esses	88,103,506	8,103,506	0	0
(Directors whose terms of office continued after the meeting were Robert S. Ehrlich, Jack E. Rosenfeld, Lawrence M. Miller, Edward J. Borey, and Seymour Jones)

3. Ratifying, for purposes of NASD Marketplace Rule 4350(i)(1)(C)(ii), the issuance in February, March and April of 2006 of warrants expiring March 31, 2008 to purchase up to 4,175,071 shares of the Company’s common stock at a price of $0.594 per share:

Votes For	Votes Against	Abstentions	Shares Not Voting
14,231,945	6,863,446	770,952	74,280,342

4. Amending the Company’s Amended and Restated Certificate of Incorporation in order to effect a one-for-fourteen reverse stock split:
Votes For	Votes Against	Abstentions	Shares Not Voting
85,362,793	10,520,295	263,596	0

On June 19, 2006, Arotech announced the above by press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

As described above, the following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press release dated June 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)
By:	/s/ Robert S. Ehrlich
	Name:	Robert S. Ehrlich
	Title:	Chairman and CEO

Dated: June 19, 2006